Exhibit 99.1

Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com

FOUNDRY NETWORKS REPORTS FIRST QUARTER
FINANCIAL RESULTS

     San Jose, CA – April 21, 2005 — Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its first quarter ended March 31, 2005.

     Revenues for the first quarter of 2005 were $84.6 million, compared to $104.8 million for the fourth quarter of 2004, and $104.0 million for the first quarter of 2004. Net income was $9.9 million, or $0.07 per diluted share, in the first quarter of 2005, compared to net income of $16.7 million, or $0.12 per diluted share, in the fourth quarter of 2004, and net income of $19.9 million, or $0.14 per diluted share, in the first quarter of 2004.

     During the quarter, the Company’s business from U.S. enterprise customers declined from the levels achieved in the previous quarter. In addition, revenue from the U.S. Federal Government, which represented approximately 23% of Foundry’s revenue last quarter, declined to 17% of revenue in the first quarter as the pace of government IT procurement continued to decline. Partially offsetting these declines was a rebound in our revenue from Japan, which was up 17% sequentially. Our cash balance at the end of the first quarter was a record high of $656.5 million, an increase of $39.1 million from the December quarter.

     “We continue to maintain Foundry’s price-performance leadership in the network infrastructure market,” said Bobby Johnson, President and CEO of Foundry Networks. “In the first quarter, we announced and shipped several significant new products, including our newest Layer 3 LAN infrastructure platform, the FastIron® Super X™, our newest metro router, the NetIron® Internet Metro Router™ (IMR™), and our Layer 4-7 SSL Offload appliance, the ServerIronSA®. We are pleased with the initial traction of these new platforms, particularly the IMR™, which generated a level of interest beyond our expectations.

     “In the second quarter of 2005, we will announce additional significant new products addressing our core markets: LAN switching, Internet routing, and Layer 4-7 Application Traffic Management. We firmly believe the 10-Gigabit Ethernet, Layer 4-7, and router markets remain long-term growth markets.

Outlook

     “Given our reduced visibility in the current U.S. Federal Government market and the recent unexpected sluggishness of enterprise IT spending, we believe it is prudent to suspend providing revenue and EPS guidance. We hope to begin providing such guidance again, no later than the fourth quarter of this year,” concluded Johnson.

Conference Call

Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks

Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 — 7 Web switches, wireless LAN and access points, access routers and Metro routers. Foundry’s 8,100 customers include the world’s premier ISPs, Metro Service Providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson regarding price-performance leadership in the networking market, new product introductions and customer reaction to such products, the future announcement of new products, and the long-term growth prospects for certain of the Company’s products. The forward-looking statements in this press release are subject to a number of risks and uncertainties which could cause actual results to differ materially, including, without limitation, our dependence on large purchases of products from certain customers/resellers, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, and acceptance of Foundry’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
Net revenues:
Product	$68,432	$89,300
Service	16,204	14,716

Total net revenues	84,636	104,016

Cost of revenues:
Product	28,622	31,994
Service	3,313	3,126

Total cost of revenues	31,935	35,120

Gross profit	52,701	68,896

Operating expenses:
Research and development	12,427	10,012
Sales and marketing	24,582	23,168
General and administrative	5,163	5,425

Total operating expenses	42,172	38,605

Income from operations	10,529	30,291

Interest and other income, net	3,873	1,807

Income before provision for income taxes	14,402	32,098

Provision for income taxes	4,465	12,197

Net income	$9,937	$19,901

Basic net income per share	$0.07	$0.15

Weighted average shares used in computing basic net income per share	137,908	133,311

Diluted net income per share	$0.07	$0.14

Weighted average shares used in computing diluted net income per share	141,758	143,846

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$656,526	$617,441
Accounts receivable, net	66,262	91,502
Inventories	40,986	38,743
Prepaid expenses and other current assets	7,295	6,865
Deferred tax assets	42,221	42,278
Property and equipment, net	8,229	8,852
Other long-term assets	5,375	5,511

	$826,894	$811,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,166	$18,238
Accrued payroll and related expenses	13,651	21,682
Income taxes payable	7,903	—
Other accrued expenses	8,201	8,700
Deferred support revenue	36,620	38,621

Total current liabilities	83,541	87,241

Deferred support revenue	17,438	17,613

Stockholders’ equity	725,915	706,338

	$826,894	$811,192

(1)	Includes $172.1 million and $174.0 million of long-term marketable securities at March 31, 2005 and December 31, 2004, respectively.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2004.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,937	$19,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,948	1,501
Inventory provisions	5,404	4,626
Deferred tax assets	57	(1,671)
Tax benefit from stock option exercises	1,081	17,296
Changes in operating assets and liabilities:
Accounts receivable	25,240	3,719
Inventories	(7,647)	(18,142)
Prepaid expenses and other assets	(294)	(963)
Accounts payable	(1,072)	8,297
Accrued payroll and related expenses	(8,031)	(4,430)
Income taxes payable	7,903	(62)
Other accrued expenses	(499)	461
Deferred support revenue	(2,176)	6,298

Net cash provided by operating activities	31,851	36,831

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short and long-term investments	(80,827)	(179,169)
Maturities of short-term investments	59,019	157,709
Purchases of property and equipment, net	(1,325)	(4,360)

Net cash used in investing activities	(23,133)	(25,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock under employee stock plans	8,429	22,432

Net cash provided by financing activities	8,429	22,432

INCREASE IN CASH AND CASH EQUIVALENTS	17,147	33,443
Effect of exchange rate changes on cash	130	30
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	112,274	161,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$129,551	$195,191

SUPPLEMENTAL CASH FLOW INFORMATION;
Cash refund from income taxes, net	$4,919	$3,444